UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

VICOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of Incorporation)

000-51475 (Commission File Number)	20-2903491 (IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123 Boca Raton, Florida (Address of Principal Executive Offices)	33431 (Zip Code)

(561) 995-7313
Registrant’s telephone number, including area code:

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02.	Unregistered Sales of Equity Securities.

On October 18, 2007, Vicor Technologies, Inc. (the “Registrant”) completed a bridge financing pursuant to a private placement solely to accredited investors totaling $1,251,200 gross proceeds (the “Bridge Financing”), consisting of:

•

10% Convertible Bridge Promissory Notes (the “Bridge Notes”), maturing on December 31, 2007 (the “Maturity Date”) and bearing interest at 10% per annum with interest accruing until and payable upon maturity or earlier conversion. The Bridge Notes are convertible and exercisable at a per share conversion price equal to 80% of the per share price of the Registrant’s Common Stock, $.0001 per share (the “Common Stock”) included in a proposed PIPE offering of at least $6,000,000 (the “Bridge Note Conversion Price”). The per share price of the Common Stock included in the proposed PIPE offering (the “PIPE Share Price”) is currently expected to be $1.00, thus the Bridge Note Conversion Price is currently expected to be $0.80 per share, for a cumulative total of 1,564,000 shares. Upon the completion of the proposed PIPE offering on or prior to December 31, 2007, the Bridge Notes would automatically convert into Common Stock.

•

Common stock purchase warrants (the “Warrants”) convertible into and exercisable into that number of shares of the Registrant’s Common Stock equal to the total gross proceeds of the Bridge Financing divided by 80% of the PIPE Share Price. Thus, the total number of shares into which the Warrants are currently expected to be convertible and exercisable is 1,564,000. The per share exercise price of the Warrants is equal to 80% of the exercise price of the warrants included in the proposed PIPE offering. The per share exercise price of the warrants included in the proposed PIPE offering (the “PIPE Warrant Price”) is currently expected to be $1.25, thus the Warrants exercise price is currently expected to be $1.00 per share.

In the event the proposed PIPE offering is not completed before the Maturity Date, the Bridge Notes will be due and payable inclusive of accrued and unpaid interest. At the option of the holder the Bridge Notes may be converted into Common Stock at a conversion price of $0.80 per share. Upon completion of the proposed PIPE offering, the conversion price of the Bridge Notes will be adjusted to be 80% of the PIPE Share Price.

In the event the proposed PIPE offering is not completed before the Maturity Date, and at any time up until the earlier of the completion of the proposed PIPE offering or the Maturity Date, the Warrants may be exercised at $1.00 per share. Upon completion of the proposed PIPE offering, the Warrant exercise price shall be adjusted to 80% of the PIPE Warrant Price.

The following are events of default under the Bridge Notes:

•	The Registrant fails to pay the principal or accrued interest on the Bridge Notes on the Maturity Date;
•

The Registrant commences any voluntary proceeding under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Registrant is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Registrant petitions or applies for, acquiesces in, or consents to, the appointment of a receiver or trustee for all or substantially all of the Registrant’s property or assets; or the Registrant makes an assignment for the benefit of its creditors; or is unable to pay its debts as they mature;

•

There is commenced against the Registrant any proceeding relating to the Registrant under any bankruptcy, reorganization, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of sixty (60) days or the Registrant by any act indicate its consent to, approval of, or acquiescence in, the proceedings; or a receiver or trustee is appointed for the Registrant for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of sixty (60) days; or a warrant of attachment, execution or similar process is issued against any substantial part of the Registrant’s property or assets, and the warrant or similar process is not dismissed or bonded within sixty (60) days after the levy;

•

The Registrant shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or its obligation under the Bridge Notes and such failure shall continue uncured for a period of thirty (30) days after notice from the holder of such failure; and

•

any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or substantially all of the Registrant’s properties or assets.

Unless the event of default has been waived in writing by the holders, upon the occurrence of an event of default the Bridge Notes will bear interest at the maximum lawful rate of interest permitted by applicable laws and at the option of the holders and in the holders’ sole discretion, the holders may consider the Bridge Notes immediately due and payable, without presentment, demand, protest or notice of any kind.

The Registrant engaged WestPark Capital, Inc. (the “Placement Agent”) to serve as lead placement agent in connection with the Bridge Financing. The Placement Agent is to receive, (i) a placement agency fee of approximately $109,000, (ii) an expense allowance of approximately $50,000, and (iii) warrants to purchase shares of Common Stock equal to (A) 10% of the shares of Common Stock received by investors in the Bridge Financing upon conversion of the Bridge Notes at a per share exercise price equal to 80% of the PIPE Share Price, and (B) 10% of the shares underlying the Warrants received by investors in the Bridge Financing upon exercise of such Warrants at a per share exercise price equal to 80% of the PIPE Warrant Price. Based on current expectations, the Placement Agent would receive warrants to purchase 156,400 shares of Common Stock at an exercise price of $0.80 per share, and warrants to purchase an additional 156,400 shares of Common Stock at an exercise price of $1.00 per share.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2007, the Registrant issued a press release announcing that United States Patent and Trademark Office issued to Vicor its fourth patent. The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of Vicor Technologies, Inc. dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: October 24, 2007	By:	/s/ David H. Fater
David H. Fater President and Chief Executive and Financial Officer